UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017 (March 3, 2017)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

As reported in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 30, 2016, Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) previously entered into a purchase agreement (the “Purchase Agreement”) to purchase the Company’s existing corporate headquarters and other rentable area consisting of approximately 170 acres of predominately office buildings and laboratory space located in the towns of Mount Pleasant and Greenburgh, New York (the “Facility”) and engaged a financing provider to arrange a $720 million lease financing in connection therewith.  On March 3, 2017, Regeneron completed the contemplated lease financing, as described in greater detail below.  As part of such financing, the right to take title to the Facility under the Purchase Agreement was assigned to the Lessor (as defined below), the Lessor has become the legal owner of the Facility, and a wholly owned subsidiary of Regeneron has leased the Facility for a five-year term.  The rent payments under the Lease (as defined below) are expected to be lower than those under the Company’s previous leases for its corporate headquarters and to be immediately accretive to Regeneron’s earnings.  The lease financing does not constitute indebtedness for purposes of Regeneron’s Revolving Credit Facility (as defined below) and, therefore, the amounts outstanding under the lease financing are not included in the calculation of Regeneron’s total leverage ratio under the Revolving Credit Facility and do not reduce the amount that Regeneron can borrow under the Revolving Credit Facility based on the applicable financial covenants.

Participation Agreement

On March 3, 2017, Old Saw Mill Holdings LLC (the “Lessee”), a wholly owned subsidiary of Regeneron, entered into a participation agreement (the “Participation Agreement”) by and among the Lessee; Bank of America, N.A., as administrative agent; BA Leasing BSC, LLC, as lessor (in such capacity, the “Lessor”); and the lenders party thereto from time to time (collectively, the “Lenders” and, together with the Lessor, the “Participants”). The Participation Agreement provides for a $720 million lease financing in connection with the acquisition by the Lessor of the Facility and the Lessee’s lease of the Facility from the Lessor.  On March 3, 2017, the right to take title to the Facility under the Purchase Agreement was assigned to the Lessor and the Participants advanced $720 million pursuant to the Participation Agreement, which was used to finance the purchase price for the Facility and to reimburse the Company for certain payments previously made by it pursuant to the Purchase Agreement. Upon consummation of the transactions contemplated by the Purchase Agreement, the Lessor has become the legal owner of the Facility.

Lease

On March 3, 2017, the Lessee also entered into a lease and remedies agreement (the “Lease”) with the Lessor, pursuant to which the Lessee has leased the Facility and certain related assets from the Lessor for a five-year term and granted a security interest in certain of its assets and rights to secure certain obligations under the Participation Agreement, the Lease, and certain related documents. Certain parts of the Facility are subleased from the Lessee by existing third-party tenants (collectively, the “Subtenants”). The Lease is a triple-net lease requiring the Lessee, among other things, to pay during the term of the Lease all maintenance, insurance, taxes, and other costs arising out of the use of the Facility (which are offset in part by payments received by the Lessee from the Subtenants). The Lessee is also required to make monthly payments of basic rent during the term of the Lease in an amount equal to the interest and yield payable to the Lenders on their outstanding loans and to the Lessor on its investment, respectively, the proceeds of which were used to fund the advances under the Participation Agreement. Such loans accrue interest, and the Lessor’s investment accrues yield, at a variable rate per annum based on the one-month London Interbank Offered Rate, plus an applicable margin that varies with the Company’s debt rating and total leverage ratio.

Guaranty

The Company and its wholly owned subsidiaries Regeneron Healthcare Solutions, Inc. and Regeneron Genetics Center LLC, on a joint and several basis, have guaranteed all of the Lessee’s obligations under the Participation Agreement, the Lease, and certain related documents pursuant to a guaranty, dated as of March 3, 2017 (the “Guaranty”), made by the Company and such subsidiaries, as the initial guarantors.

Financial and Operating Covenants; Other Terms

The Participation Agreement, the Lease, and the Guaranty contain financial and operating covenants, which are substantially similar to the covenants set forth in the Credit Agreement, dated as of March 19, 2015 (as amended) (the “Credit Agreement”), by and among Regeneron, as a borrower and guarantor, certain subsidiaries of Regeneron party thereto as subsidiary borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other financial institutions party thereto from time to time, governing Regeneron’s existing revolving credit facility (the “Revolving Credit Facility”), except for such matters specifically relating to the Facility or the lease financing nature of the transactions contemplated by the Participation Agreement. Financial covenants include a maximum total leverage ratio and a minimum interest expense coverage ratio. Operating covenants include, among other things, limitations on (i) the incurrence of indebtedness, (ii) liens on assets of the Company and its subsidiaries and liens on the Facility, (iii) certain fundamental changes and the disposition of assets by the Company and its subsidiaries, (iv) entering into affiliate transactions, and (v) the payment of dividends, distributions, and certain other restricted payments in respect of the capital stock of the Company and its subsidiaries (the “Restricted Payments Covenant”). Similar to the Credit Agreement, the Restricted Payments Covenant allows the Company, so long as no event of default exists, to make payments that would otherwise be restricted if at the time of the making of any such payment and immediately thereafter it meets a specified total leverage ratio requirement. The Participation Agreement, the Lease, and the Guaranty contain other customary covenants, representations and warranties, and events of default.  The Lease also includes certain early termination events relating to the occurrence of certain material events of loss or material environmental events relating to the Facility.

Maturity Date; Extension Option; Termination

The advances under the Participation Agreement mature, and all amounts outstanding thereunder will become due and payable in full, on March 3, 2022 (the “Maturity Date”). The term of the Lease also ends on the Maturity Date. The Participation Agreement and the Lease include an option for the Lessee to elect to extend the maturity date of the Participation Agreement and the term of the Lease for an additional five-year period, subject to the consent of all the Participants and certain other conditions. The Lessee also has the option prior to the end of the term of the Lease to (a) purchase the Facility by paying an amount equal to the outstanding principal amount of the Participants’ advances under the Participation Agreement, all accrued and unpaid interest and yield thereon, and all other outstanding amounts under the Participation Agreement, the Lease, and certain related documents or (b) sell the Facility to a third party on behalf of the Lessor, in each case, subject to certain terms and conditions set forth in the Participation Agreement and the Lease. Amounts advanced under the Participation Agreement and outstanding obligations under the Lease may be prepaid at any time without premium or penalty, subject to customary breakage costs.

Assignment of Existing Leases

In connection with the transactions described above, the leases relating to the parts of the Facility previously leased by the Company from BMR-Landmark at Eastview LLC (“BMR”) (including the Lease, dated as of December 21, 2006, as amended, and the Mt. Pleasant Lease, dated as of April 3, 2013, as amended (both of which were previously filed with the SEC)) have been assigned from BMR to the Lessee.  As a result of this assignment, such leases have become intercompany agreements and their financial impact will be eliminated in consolidation.

* * *

The foregoing description of the Participation Agreement, the Lease, and the Guaranty is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 3, 2017, the Company and certain of its subsidiaries, as applicable, entered into the Participation Agreement, the Lease, and the Guaranty described under Item 1.01 above. The description of such agreements set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

10.1

Participation Agreement, dated as of March 3, 2017, by and among Old Saw Mill Holdings LLC, as lessee; Bank of America, N.A., as administrative agent; BA Leasing BSC, LLC, as lessor; and the lenders party thereto from time to time.

10.2	Lease and Remedies Agreement, dated as of March 3, 2017, between Old Saw Mill Holdings LLC, as lessee, and BA Leasing BSC, LLC, as lessor.

10.3	Guaranty, dated as of March 3, 2017, made by Regeneron Pharmaceuticals, Inc., Regeneron Healthcare Solutions, Inc. and Regeneron Genetics Center LLC, as the initial guarantors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Senior Vice President, General Counsel and Secretary

Date: March 9, 2017

EXHIBIT INDEX

Number	Description

10.1

Participation Agreement, dated as of March 3, 2017, by and among Old Saw Mill Holdings LLC, as lessee; Bank of America, N.A., as administrative agent; BA Leasing BSC, LLC, as lessor; and the lenders party thereto from time to time.

10.2	Lease and Remedies Agreement, dated as of March 3, 2017, between Old Saw Mill Holdings LLC, as lessee, and BA Leasing BSC, LLC, as lessor.

10.3	Guaranty, dated as of March 3, 2017, made by Regeneron Pharmaceuticals, Inc., Regeneron Healthcare Solutions, Inc. and Regeneron Genetics Center LLC, as the initial guarantors.